Exhibit 99.2

     UNAUDITED PRO FORMA FINANCIAL INFORMATION OF CARNIVAL CORPORATION & PLC

      The following unaudited pro forma financial information gives pro forma effect to the dual listed company ("DLC") transaction between Carnival Corporation ("Carnival") and Carnival plc (formerly known as P&O Princess Cruises plc) (together, "Carnival Corporation & plc"), which was completed on April 17, 2003 and implemented Carnival and Carnival plc's DLC structure, after giving effect to the pro forma adjustments described in the accompanying notes. The unaudited pro forma financial information should be read in conjunction with the fiscal 2003 consolidated financial statements, including the related notes, of Carnival Corporation & plc that are included in Carnival Corporation & plc's joint Annual Report on Form 10-K, dated February 24, 2004.

      The DLC transaction has been accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 "Business Combinations." The pro forma adjustments include estimates of the fair value of the identifiable assets and liabilities acquired. In accordance with the purchase method of accounting, the Carnival plc accounting policies have been conformed to Carnival's accounting policies and Carnival plc's year end has been changed to November 30.

      The unaudited pro forma statement of operations for the year ended November 30, 2002 has been prepared as if the DLC transaction had occurred on December 1, 2001 rather than April 17, 2003. The following unaudited pro forma financial information:

      o is presented for illustrative purposes only and, because of its nature, may not give a true picture of the results of operations of Carnival Corporation & plc;

      o does not purport to represent what the results of operations actually would have been if the DLC transaction had occurred on December 1, 2001 or what those results will be for any future periods. The pro forma adjustments are based upon currently available information;

      o does not reflect the results of business operations or trading since November 30, 2002; and

      o     has not been adjusted to reflect any net transaction benefits.

                   Unaudited Pro Forma Statement of Operations
                      For the Year Ended November 30, 2002
                      (In millions, except per share data)

                                                                              Pro forma
                                                                              Carnival
                                                                Pro forma    Corporation
                                     Carnival   Carnival plc   adjustments      & plc
                                     --------   ------------   -----------      -----

Revenues
  Cruise
    Passenger tickets                 $ 3,346      $ 1,782                     $ 5,128
    Onboard and other                     898          458                       1,356
  Other                                   139          145                         284
                                      -------      -------                     -------
                                        4,383        2,385                       6,768
                                      -------      -------                     -------
Costs and Expenses
  Operating
    Cruise
      Passenger tickets                   658          464                       1,122
      Onboard and other                   116          124                         240
      Payroll and related                 458          218                         676
      Food                                256          125                         381
      Other ship operating                734          415                       1,149
    Other                                 108          103                         211
                                      -------      -------                     -------
    Total                               2,330        1,449                       3,779
  Selling and administrative              609          454       $  (104)(a)       959
  Depreciation and amortization           382          166           (14)(b)       534
  Impairment charge                        20                                       20
                                      -------      -------       -------       -------
                                        3,341        2,069          (118)        5,292
                                      -------      -------       -------       -------

Operating Income                        1,042          316           118         1,476

Nonoperating (Expense) Income
  Interest income                          32           13                          45
  Interest expense, net of
    capitalized interest                 (111)         (86)            7(c)       (190)
  Other (expense) income, net              (4)           1                          (3)
                                      -------      -------       -------       -------
                                          (83)         (72)            7          (148)
                                      -------      -------       -------       -------

Income Before Income Taxes                959          244           125         1,328

Income Tax Benefit (Expense), Net          57           (3)           (7)(d)        47
                                      -------      -------       -------       -------

Net Income                            $ 1,016      $   241       $   118       $ 1,375
                                      =======      =======       =======       =======

Earnings Per Share(e)
  Basic                               $  1.73                                  $  1.73
  Diluted                             $  1.73                                  $  1.72

See accompanying notes to unaudited pro forma financial information of Carnival Corporation & plc.

       Notes to the unaudited pro forma financial information of Carnival
                                Corporation & plc

1.    Basis of Presentation

      The unaudited pro forma financial information has been prepared on the basis that the DLC transaction has been accounted for using the purchase method of accounting with Carnival as the acquirer. The pro forma financial information is based upon the accounting policies of Carnival and should be read in conjunction with Carnival Corporation & plc's consolidated financial statements included in Exhibit 13 to their joint Annual Report on Form 10-K, dated February 24, 2004.

2.    Pro forma Adjustments

(a) In 2002, Carnival plc incurred and expensed costs of $104 million related to its terminated Royal Caribbean dual listed company transaction and the completion of the DLC transaction with Carnival. An adjustment has been made to reverse this $104 million in the 2002 pro forma statement of operations since Carnival Corporation & plc believes that these costs are nonrecurring charges directly attributable in all material respects to the DLC transactions.

(b) An adjustment of $689 million has been made to reduce the carrying values of 15 Carnival plc ships, including three ships under construction at the April 17, 2003 acquisition date. This balance sheet adjustment was based on a valuation study performed by an appraisal firm engaged to assist in establishing the estimated fair values of Carnival plc's cruise ships and non-amortizable and amortizable intangible assets as of the acquisition date. Accordingly, a $14 million adjustment was made in the 2002 pro forma statement of operations to reduce depreciation expense as a result of this revaluation in ship carrying values.

(c) An adjustment of $53 million has been made to increase the carrying value of Carnival plc's long-term debt to reflect current interest rates at the acquisition date. The fair value of this debt was based upon quoted market prices or the discounted present value of future amounts payable on the debt. The fair value adjustment is being amortized over the remaining terms of the debt, which results in an adjustment of $7 million to decrease interest expense in the 2002 pro forma statement of operations.

(d) An adjustment of $7 million has been made to increase income tax expense in the 2002 pro forma statement of operations to record the tax effect of the pro forma adjustments.

(e) The pro forma weighted-average number of shares has been calculated as if the DLC transaction had occurred on December 1, 2001 rather than April 17, 2003, and after adjusting for the Carnival plc share reorganization of
      3.3289 existing Carnival plc shares for one new Carnival plc share. Our 2002 basic and diluted earnings per share were computed as follows (amounts in millions, except per share data):

                                                Carnival           Pro forma
                                               Corporation         Carnival
                                              (as reported)    Corporation & plc
                                              -------------    -----------------

Net income                                        $1,016             $1,375
                                                  ======             ======

Weighted-average common and
  ordinary shares outstanding                        587                795
Dilutive effect of stock option
  plans                                                1                  5
                                                  ------             ------
Diluted weighted-average shares
  outstanding                                        588                800
                                                  ======             ======

Basic earnings per share                          $ 1.73             $ 1.73
                                                  ======             ======
Diluted earnings per share                        $ 1.73             $ 1.72
                                                  ======             ======